Exhibit 99.1

Chaparral Steel Company Completes 10% Senior Notes Exchange Offer

          MIDLOTHIAN, Texas, Dec. 5 /PRNewswire-FirstCall/ -- Chaparral Steel Company (Nasdaq: CHAP) announced today that it has completed its offer to exchange its 10% senior notes due 2013, which are registered under the Securities Act of 1933, for outstanding 10% senior notes due 2013, that were issued in a private offering in June 2005.

          $300 million, or 100 percent, of the aggregate principal amount of its outstanding 10% senior notes due 2013 have been tendered and accepted pursuant to the company’s offer to exchange such notes.

          Chaparral is the second largest producer of structural steel beams in North America.  The company is also a significant supplier of steel bar products.  In addition, Chaparral is a leading North American recycling company.  Additional information may be found at http://www.chapusa.com .

          Cary D. Baetz
          Vice President and Treasurer
          972.779.1032
          Fax 972.779.1951
          cbaetz@chapusa.com

SOURCE  Chaparral Steel Company
          -0-                                                      12/05/2005
          /CONTACT:  Cary D. Baetz, Vice President and Treasurer of Chaparral Steel Company, +1-972-779-1032, or fax, +1-972-779-1951, or cbaetz@chapusa.com /
          /Photo:   NewsCom:  http://www.newscom.com/cgi-bin/prnh/20050713/CHAPLOGO
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          /Web site:  http://www.chapusa.com /
          (CHAP)